SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 14, 2009

Date of Report

August 11, 2009

(Date of earliest event reported)

Framewaves, Inc.

(Exact name of registrant as specified in its charter)

Nevada	33-2783-S	82-0404220
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1981 East 4800 South, Suite 100

Salt Lake City, UT  84117

(Address of principal executive offices, including zip code)

((801) 272-9294

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 11, 2009, the Company accepted the resignations of Thomas A. Thomsen as President and a director of the Corporation and Susan Santage as Treasurer and a director of the Corporation.  Mr. Thomsen and Ms. Santage cited other commitments are such that they can no longer devote their attention and energy to the affairs of the Company and stated they had no issues or disagreements with the Company or its management.

Also on August 11, 2009, the Company appointed Mr. Alexander H. Cook to serve on the board of directors and to fill the positions of President, Secretary and Treasurer of the Company.  Mr. Cook, 49 years old, has been the Chairman of the Board of Pennexx Foods, Inc. since 2003.  Pennexx is a meat processing business that is quoted on the Pink Sheets under the symbol PNNX.  Mr. Cook is also the Director of Food Service at No Longer Bound, a Georgia company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRAMEWAVES, INC.

/s/ Alexander H. Cook

Alexander H. Cook, President

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